UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2020

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500
Web site: http://www.myavista.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.
On March 25, 2020, Avista Corporation (Avista Corp. or the Company) received an order from the Washington Utilities and Transportation Commission (WUTC or Commission) that approved the partial multi-party settlement agreement that was filed on November 21, 2019.
The approved rates are designed to increase annual base electric revenues by $28.5 million, or 5.7 percent, and annual natural gas base revenues by $8.0 million, or 8.5 percent, effective April 1, 2020. The revenue increases are based on a 9.4 percent return on equity with a common equity ratio of 48.5 percent and a rate of return on rate base of 7.21 percent.

As part of the WUTC order, the Company will return approximately $40 million from the Energy Recovery Mechanism (ERM) rebate to customers over a two-year period. The ERM rebate includes approximately $3 million that was recently disallowed by the Commission for the cost of replacement power during an unplanned outage at the Colstrip generating facility (Colstrip) in 2018. The Commission directed the Company to return a larger portion of the ERM money during the first year to achieve a net-zero billed impact to electric customers.

Included in the WUTC order is the acceleration of depreciation of Colstrip Units 3 & 4, to reflect a remaining useful life through December 31, 2025. The order utilizes certain electric tax benefits associated with the 2018 tax reform to partially offset these increased costs. The order also sets aside $3 million for community transition efforts to mitigate the impacts of the eventual closure of Colstrip, half funded by customers and half funded by Company shareholders.

In addition, a recent order received from the WUTC on the 2015 remand cases requires the Company to refund $8.5 million to electric and natural gas customers. The Company will refund $4.9 million to electric customers and $3.6 million to natural gas customers over a one year period, which will partially offset the increase in base rates.

Lastly, the order includes the extension of electric and natural gas decoupling mechanisms through March 31, 2025.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release dated March 25, 2020, which is being furnished pursuant to Item 8.01.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	March 27, 2020	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President,
Chief Financial Officer, and Treasurer